SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14c of the Securities Exchange Act of 1934

Check for appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

Digital Imaging Resources, Inc.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee. (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.001 per share

2)	Aggregate number of securities to which transaction applies:

17,355,441 shares of Common Stock

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

4)	Proposed maximum aggregate value of transaction: N/A

5)	Total Fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

Digital Imaging Resources, Inc.
355 Madison Avenue
Morristown, NJ 07960

INFORMATION STATEMENT

Pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C Thereunder

We are not asking you for a Proxy and you are requested not to send us a Proxy

INTRODUCTION

This notice and information statement (the “Information Statement”) was mailed on or about December [___], 2007 to our stockholders of record as of December 7 , 2007 pursuant to Section 14C of the Exchange Act of 1934, as amended, to inform our stockholders that the holders of a majority of our outstanding shares of Common Stock executed written consents dated December 5, 2007 (the “Consents”) providing for the following amendments (the “Amendments”) to our Certificate of Incorporation, as amended (our “Certificate of Incorporation”):

•	reducing our issued and outstanding shares of Common Stock through a one for fifteen reverse stock split, and

•	increasing the number of shares of Common Stock we are authorized to issue from 25,000,000 shares to 35,000,000 shares.

Concurrently with the Amendments becoming effective and the other transactions discussed herein being completed, we intend to change our corporate name to Boomerang Systems, Inc.

Unless otherwise specifically stated, all references herein to numbers of shares of our company are stated before giving effect to the one for fifteen reverse stock split.

This notice and the information statement attached hereto shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the “DGCL”).

Our Board of Directors has unanimously approved the Amendments and holders of a majority of our issued and outstanding shares of Common Stock have signed the Consent. Accordingly, your approval is not required and is not being sought.

The solicitation relating to the Consent was made by us and the expenses of such solicitation were borne by us. As of December 5, 2007, we had 17,355,441 shares of Common Stock issued and outstanding. Each share of Common Stock was entitled to one vote by written consent.

Please read this notice carefully. It describes, among other things, the essential terms of the Amendments and contains certain information concerning the Amendments. The terms of the Amendments are attached to this Information Statement as Exhibits A and B.

This notice also describes a business combination transaction we intend to effect, conditioned upon both the Amendments becoming effective and our completion of a private sale of shares of our Common Stock intended to raise gross proceeds of $1,800,000. The business combination transaction will be effected as a merger of Boomerang Systems, Inc. into a wholly-owned subsidiary of ours which will effect a change in control of our company. Boomerang Systems, Inc. is engaged in the design, development, initial marketing and sale of automated racking and retrieval systems for automobile parking and automated racking and retrieval systems for self-storage units. Subsequent to the completion of the transaction, our only business activity will be the business activities of Boomerang Systems, Inc. that existed prior to the completion of the business combination transaction.

Our principal executive office is located at 355 Madison Avenue, Morristown, New Jersey 07960.

This is Not a Notice of a Meeting of Stockholders and No Stockholders’ Meeting Will Be Held to
Consider Any Matter Described Herein

Digital Imaging Resources, Inc.
355 Madison Avenue
Morristown, New Jersey 07960

Information Statement
Pursuant to Section 14 of the Securities Exchange Act of 1934
And Regulation 14C and Schedule 14C Thereunder

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to the Consent to amend our Certificate of Incorporation:

1.	To effect a one-for-fifteen reverse stock split, to be effective as of the filing of the amendment to our Certificate of Incorporation with the Delaware Secretary of State, and

2.

To increase the number of shares of Common Stock we are authorized to issue from 25,000,000 shares to 35,000,000 shares, also to be effective as of the filing of the amendment to our Certificate of Incorporation with the Delaware Secretary of State.

Stockholders of record as of December 7 , 2007, the date the holders of a majority of our issued and outstanding shares of Common Stock sufficient to amend our Certificate of Incorporation signed the Consents, are entitled to Notice of the foregoing.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written Notice to stockholders pursuant to Section 228(e) of the DGCL.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By order of the Board of Directors

/s/ Joseph R. Bellantoni
President

December [___], 2007

THE AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

BACKGROUND

          We have been engaged, since approximately October 2006, in a review of our future business objectives and plans. Our review has included the possible acquisition of additional business assets or entering into a business combination or other transactions with others or seeking to raise additional capital in an effort to fund any of such ventures. These efforts were ongoing through October 10, 2007, at which time we entered into a letter of intent with Boomerang Systems, Inc. (“Boomerang”) to enter into a business combination transaction with Boomerang. Subsequently, on December 5, 2007, we entered into an Agreement and Plan of Merger dated as of December 5, 2007 (referred to as the “Merger Agreement”), with Boomerang. Boomerang is engaged in the design, development, initial marketing and sale of automated systems for automobile parking and automated self-storage systems.

          The business activities of Boomerang are further described herein under the caption “Business Activities of Boomerang”. Financial information of Boomerang and pro forma combined financial information of Boomerang and our company appear under the caption “Historical and Pro Forma Financial Information.”

          The Merger Agreement provides for a number of conditions to the completion of the transaction, including the following:

•

The completion of the sale pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, of 30,000,000 pre-Reverse Split shares of our Common Stock to yield gross proceeds of $1,800,000. We refer to this transaction as the “Private Placement.”

•	The effectiveness of the Amendments to our Certificate of Incorporation, which we refer to as the “ Charter Amendments,” that will

	–	reverse split (the “Reverse Split”) our outstanding shares of Common Stock on terms whereby each fifteen shares will be combined into one share, and

–

increase the number of shares of Common Stock we are authorized to issue from 25,000,000 to 35,000,000. The increase in our authorized shares will not affect the number of shares we have outstanding following the Reverse Split.

          Under the Merger Agreement, in exchange for an aggregate of 200,000,000 pre-reverse split shares of our Common Stock, Boomerang will be merged with and into a newly organized wholly-owned subsidiary of ours which will be the surviving corporation and will result in Boomerang becoming our wholly-owned subsidiary. Herein, we refer to this transaction as the “Merger.”

          The Consents were signed in order to obtain the approval of the holders of a majority of our outstanding shares of Common Stock for the Charter Amendments as is required by the DGCL and in order to meet one of the conditions to the closing of the Merger. Since Boomerang is merging with and into a wholly-owned subsidiary of ours, no approval of the stockholders of our company is required to effect the Merger.

          The Private Placement will be conditioned upon the completion of the Merger and other customary closing conditions and, subject to completion of those conditions, subscriptions in the private placement will be irrevocable.

          In the event the Private Placement is not completed, the Charter Amendments will be abandoned and will not become effective and the Merger will not be completed. If the minimum gross proceeds is not raised, all funds, which will be held in escrow pending a closing, will be returned to the subscribers without interest or deduction.

          In addition, concurrently with the completion of the Merger and the Charter Amendments, our corporate name will be changed from Digital Imaging Resources, Inc. to Boomerang Systems, Inc.

          This Information Statement does not constitute an offer of any of our securities for sale.

Our Prior Activities. During the period February 1996 through September 1999, we were engaged in the business of offering membership interests in vacation resort condominiums on a time-share basis. Commencing in September 1999, we ceased those operations and liquidated those assets. From September 1999 through April 2003, we continued the liquidation of assets and reviewed various opportunities to enter into a business combination or other transaction. Commencing in May 2003 through October 2006, we were engaged in the development, production and marketing of a video recording system intended to be used primarily for sports training with an emphasis on golf. On October 6, 2006, these assets were sold and these activities were discontinued.

THE REVERSE STOCK SPLIT

          Our Board believes that the one-for-fifteen reverse stock split of our outstanding shares (the “Reverse Split”) is in our company’s best interests, principally because our management expects that the Reverse Split, together with the completion of the Merger and the Private Placement, will lead to an increase in the trading price of our Common Stock. Our Board believes that the current price of our Common Stock impairs an efficient market in our stock. This is due to several factors that impact lower priced stocks, such as our Common Stock, including (1) a reluctance among certain institutions to invest in low priced securities, (2) internal restrictions imposed by many securities firms on the solicitation of orders for low priced stocks by stockbrokers, (3) the ineligibility of our Common Stock for margin loans due to its low share price, (4) a reluctance among analysts to write research reports on low priced stocks due to the preceding factors, and (5) high transaction costs relative to share price due to the prevailing rule that commissions charged on the purchase and sale of stock, as a percentage of share price, are higher on lower priced stocks. Our Board of Directors believes that the Reverse Split will have the effect of increasing the market price per share of our Common Stock and, while the Board believes that the Reverse Split will not immediately alleviate all the above factors, it does believe that such increase may, over time, alleviate some or all of the factors noted above and lead to a more efficient market in our Common Stock. In addition, an increase in the price of our Common Stock may also generate greater investor interest in our Common Stock, thereby possibly enhancing the marketability of our Common Stock to the financial community. The resulting reduction in the number of issued and outstanding shares of Common Stock will provide us with a sufficient number of authorized but unissued shares to complete the issuance of shares to complete the Merger and it can provide us with additional authorized but un-issued shares which could be utilized in future capital raising transactions, for future acquisitions or mergers or to otherwise carry out our business objectives. Among the Nasdaq Capital Market and American Stock Exchange qualification requirements we must meet in order to list our shares of Common Stock for trading is the requirement that our shares of Common Stock have a minimum stock price of $2.00 or $4.00 per share, respectively, in addition to other requirements. While the listing of our shares on the Nasdaq Capital Market or American Stock Exchange is not presently possible because of our current inability to meet the listing requirements of those exchanges, the Reverse Split may make it possible in the future to meet the trading price requirement of those exchanges in order to list our shares. As is further described below, the Amendments also increase the number of shares of Common Stock we are authorized to issue from 25,000,000 shares to 35,000,000 shares.

          The immediate effect of the Reverse Split will be to reduce the number of presently issued and outstanding shares of Common Stock from approximately 17,355,441 to approximately 1,157,029. The Reverse Split will not reduce the number of our authorized shares and will not affect our authorized preferred shares. Although the Reverse Split may increase the market price of the Common Stock, no such increase can be assured or calculated. The market price of our shares of Common Stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split. There can be no assurance that the Reverse Split will lead to a sustained increase in the market price of the Common Stock or that the factors discussed above will be alleviated. Stockholders should also be aware that the Reverse Split may result in a decrease in the trading volume of the Common Stock due to the decrease in the number of outstanding shares. The market price of our Common Stock may also change as a result of other unrelated factors, including our business activities performance and other factors related to our business as well as general market conditions.

          No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of Common Stock that is not evenly divisible will have the number of new shares to which they are entitled rounded up to the nearest whole number of shares. No stockholders will receive cash in lieu of fractional shares. The current number of holders of record of our shares of Common Stock is approximately 271. Following the Reverse Split, the number of our stockholders of record will remain approximately 271 as any of our stockholders with less than one share will be rounded up in the exchange to one share.

          The Reverse Split will affect all of the holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest or proportionate voting power, except for insignificant changes that will result from the rounding up of fractional shares. Certain of our outstanding options contain provisions that are intended to protect the holders against dilution of the holders’ percentage interest in our company and that also effect a reduction in the exercise price of the option in the event our shares are issued at less than the option exercise price. We will have 66,666 shares reserved for the grant of options in the future under the terms of our 2004 Stock Incentive Plan. No options are outstanding under the 2004 Stock Incentive Plan.

          The Reverse Split of the Common Stock is expected to become effective on or about December [__], 2007 (the “Effective Date”). Upon the Effective Date, we will notify the National Association of Securities Dealers, requesting that the split be made effective on the Effective Date. We do not intend to provide to you any further notification of the Effective Date other than the information contained in this Information Statement. The Reverse Split will take place on the Effective Date without any action on the part of the holders of our Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each stockholder is entitled to receive as a result of the Reverse Split. New certificates for shares of Common Stock will not be issued at this time.

          Except for our proposed private sale of shares of our Common Stock and the Merger, we do not, at this time, have any specific plans, proposals or arrangements to issue any of our authorized but unissued shares of common stock for any purpose, including future acquisitions and/or financings.

          There are no adverse material consequences or any anti-takeover provisions in either our Certificate of Incorporation or By-laws that would be triggered as a consequence of the Reverse Split. Our Certificate of Incorporation or By-laws do not address any material adverse consequence resulting from the Reverse Split.

          The form of the amendment effecting the Reverse Split is attached hereto as Exhibit A.

INCREASE IN NUMBER OF SHARES OF COMMON STOCK WE ARE AUTHORIZED TO ISSUE

          The Charter Amendments have the further effect of increasing the number of shares of Common Stock, $.001 par value, we are authorized to issue from 25,000,000 shares to 35,000,000 shares. The form of the amendment respecting the increase in the number of shares of Common Stock authorized is set forth in Exhibit B. After giving effect to the Reverse Split and the completion of the Private Placement and the Merger, we will have approximately 16,490,362 shares of Common Stock issued and outstanding and approximately 16,729,638 shares unissued and unreserved for issuance.

          We are currently authorized to issue 25,000,000 shares of Common Stock. Our Board of Directors believes that an increase in the number of authorized shares of Common Stock from 25,000,000 shares to 35,000,000 shares is in our company’s best interests so as to provide us with additional authorized but un-issued shares which could be utilized in future capital raising transactions, for future acquisitions or mergers or to otherwise carry out our business objectives. We currently have 1,000,000 pre-reverse split shares of Common Stock reserved for the grant of options in the future under our 2004 Stock Incentive Plan. Because of the anti-dilution provisions of the Plan, the one-for-fifteen reverse stock split will have the effect of reducing this number of reserved shares on a post-split basis to 66,666. We expect that in the future we may seek approval from our stockholders to increase this number of shares reserved under our 2004 Stock Incentive Plan.

          The increase in the authorized shares of Common Stock will not reduce or otherwise affect our outstanding shares or the shares reserved for issuance on exercise of outstanding warrants or options after the Merger is completed. In addition, the Reverse Split will not affect our authorized shares after the amendment increasing the number of our authorized shares of Common Stock becomes effective.

          Our Board of Directors will have the authority to issue our authorized but unissued and unreserved shares of Common Stock without further stockholder approval, subject to compliance with the rules of any stock exchange on which our shares of Common Stock may be listed at the time and other requirements of law.

          Except for the Private Placement and the Merger, we do not, at this time, have any specific plans, proposals or arrangements to issue any of our authorized but unissued shares of common stock for any purpose, including future acquisitions and/or financings.

          The amendment will become effective on the date that a certificate of amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

OUR CAPITALIZATION FOLLOWING THE COMPLETION OF THE MERGER

          As of December 5,, 2007, before reflecting the Reverse Split, we had 17,335,441 shares of Common Stock issued and outstanding.

          Following the completion of the Merger, including the Charter Amendments, which includes the Reverse Split, the Private Placement and reflecting the shares we issue in consideration of the Merger, all on a post-reverse split basis, our capitalization will include the following:

•	Our stockholders prior to December 7 , 2007 will hold approximately 1,157,029 shares of Common Stock representing approximately 7.0% of our shares outstanding.

•	The subscribers to our shares of Common Stock in the Private Placement will hold approximately 2,000,000 shares of Common Stock representing approximately 12.1% of our shares outstanding, and

•	The former stockholders of Boomerang prior to the Merger will hold approximately 13,333,333 shares of our Common Stock representing approximately 80.9% of our shares outstanding.

          Following the Merger and the Reverse Split, we will have a total of approximately 16,490,362 shares of Common Stock outstanding and we will be authorized to issue an aggregate of 35,000,000 shares of Common Stock. We will have approximately 1,580,000 shares reserved for issuance on the exercise of outstanding options. In addition, based on the completion of the Private Placement, Swartwood Hesse, Inc., a registered broker dealer in securities, will receive compensation in the form of five-year warrants to purchase 200,000 post Reverse Split shares of our common stock at an exercise price of $1.20 per share in connection with the Private Placement.

AFFILIATED PARTIES’ INTERESTS IN THE MERGER; TRANSACTION WITH
OFFICERS, DIRECTORS, PRINCIPAL STOCKHOLDERS, PROMOTERS AND
CERTAIN OTHER PERSONS

          Boomerang was incorporated in January 2007 under the laws of the State of Utah. As of the date of this Information Statement, its sole stockholder is Boomerang Systems Holdings, Inc., a Nevada corporation (“Holdings”). The stockholders of Holdings are:

Name	Percentage of Outstanding Holdings Capital Stock Held	Natural Person Who Exercises Voting and Investment Control

HSK Funding Inc.	13%	Burton I. Koffman

IA-545 Madison Associates	3%	Milton Koffman

Deerfield Place, LLC	1.5%	Betsy Koffman

Steven Koffman	1.5%	Steven Koffman

Howard Rittberg	3.0%	Howard Rittberg

300 Plaza Drive Associates, LLC	3.0%	Jeffrey Koffman

Lake Isle Corp.	5.75%	Gene Mulvihill

Christopher Mulvihill(1)	5.75%	Christopher Mulvihill

Julia Mulvihill(2)	2.0%	Julia Mulvihill

Stan Checketts Properties, L.C.	50.0%	Stanley J. Checketts

Venturetek, LP	12.5%	David Selengut

(1)	Christopher Mulvihill is the son of Gene Mulvihill.
(2)	Julia Mulvihill is the daughter of Gene Mulvihill.

As a consequence of the Merger and in exchange for 200,000,000 pre-reverse split shares of our Common Stock, Boomerang will become our wholly-owned subsidiary. See “Security Ownership of Certain Beneficial Owners and Management” for the security ownership of HSK Funding, Inc., IA-545 Madison Associates, Deerfield Place Associates, LLC, Steven Koffman, Howard Rittberg, 300 Plaza Drive Associates, LLC, Lake Isle Corp., Christopher Mulvihill, Julia Mulvihill, Stan Checketts Properties, L.C. and Venturetek, L.C. in our company prior to and after the Merger, including information as to the number of our shares of Common Stock to be received by each of such persons as a consequence of the Merger. We will hold all the shares of capital stock of Boomerang as a consequence of the Merger.

          Since its organization, Boomerang’s business activities have been funded through capital contributions made by Holdings in the aggregate amount of approximately $1,617,410. The capital contributions of Holdings in Boomerang have been funded by Holdings stockholders. As of September 30, 2007, capital invested in Holdings by or on behalf of the stockholders of Holdings for the direct or indirect benefit of Boomerang is as follows:

Name	Dollar Amount

HSK Funding Inc.	$420,525

IA-545 Madison Associates	$97,045

Howard Rittberg	$97,045

Deerfield Place, LLC	$48,523

Steven Koffman	$48,523

300 Plaza Drive Associates, LLC	$97,045

Lake Isle Corp.	$186,002

Christopher Mulvihill	$186,002

Julia Mulvihill	$32,349

Stan Checketts Properties, L.C.	$-0-

Venturetek, L.P.	$404,352

          HSK Funding, Inc., Lake Isle Corp. and Venturetek, LP are also the members of B&G Management, LLC (“B&G”). A majority-owned subsidiary of B&G, S&S Worldwide, Inc. (“S&S”) has, since Boomerang’s inception, provided Boomerang with consulting services and purchased for resale to Boomerang the parts and components used in the manufacture and construction of the two existing Boomerang automated parking and self-storage pilot systems and utilized in Boomerang’s research and development activities. The services, parts, components and other activities of S&S have been charged by S&S to Boomerang based on the actual cost to S&S of the time and materials plus an override of 5%. Through September 30, 2007, charges to Boomerang by S&S, including the 5% override, aggregated approximately $1,083,335, of which approximately $323,861 remains outstanding as of that date to be paid by Boomerang. As of November 16, 2007, $558,019 is outstanding owing to S&S to be paid by Boomerang. Upon completion of the Merger, S&S intends to curtail the consulting services it provides to Boomerang and curtail purchasing parts and components for resale to Boomerang. Except for limited purchases from S&S, Boomerang intends to undertake the purchase of parts, components and other services directly.

          Mr. Stanley J. Checketts, who will become our Chief Executive Officer following the Merger, was the founder of S&S and is its Chief Executive Officer. Although Mr. Checketts is compensated by S&S for his services, neither he nor S&S have received compensation on account of his consulting services rendered to Boomerang or through S&S to Boomerang. See “Management of Our Company Following the Merger – Compensation” for information as to the compensation intended to be paid to Mr. Checketts following the Merger.

          SB&G Properties, L.C. (“SB&G”), a wholly-owned subsidiary of Holdings, is the landlord under a lease entered into with Boomerang dated October 1, 2007, relating to premises located at 324 West Building B, 2459 North, Logan, Utah. The term of the lease is for one year renewable for an additional one year at a fixed annual rent of $260,610 plus real property and school taxes. Of the annual rental, payment of $86,000 has been deferred until October 1, 2008. In addition, Boomerang is obligated to pay for all utilities and for repairs and maintenance to the property. The approximately 29,750 square foot leased premises are used for Boomerang’s manufacturing activities. See “Business Activities of Boomerang – Properties.”

          Stan Checketts Properties, L.C., whose sole owner is Mr. Stanley J. Checketts, is the landlord under a lease entered into with Boomerang dated October 1, 2007 for premises located at 324 West Building B, 2459 North, Logan, Utah. The term of the lease is for one year renewable for an additional one year at a fixed annual rent of $157,680 plus real property and school taxes. Of the fixed annual rent, payment of $57,672 of rent has been deferred until October 1, 2008. In addition, Boomerang is obligated to pay for all utilities and for repairs and maintenance to the property. The approximately 18,000 square foot leased premises are also used for Boomerang’s manufacturing activities. See “Business Activities of Boomerang – Properties.”

          Boomerang also leases on a month-to-month basis approximately 491 square feet of office space at 355 Madison Avenue, Morristown, New Jersey from St. Mark’s Associates. The rental is $900 per month and Boomerang is obligated to maintain the premises. Mr. Gene Mulvihill is a partner of St. Mark’s Associates.

          SB&G is obligated on a twenty-year promissory note owing to a non-affiliated bank in the principal amount of $881,250, bearing interest initially at 7.845% per annum and due August 1, 2027. The promissory note is collateralized by the real property that is the subject of the lease from SB&G to Boomerang. Boomerang, along with Messrs. Mulvihill, Checketts, and Koffman, are the joint and several guarantors of the promissory note.

          Holdings and each of Messrs. Mulvihill and Koffman are the guarantors of a financing lease entered into on September 1, 2007 between Boomerang and a non-affiliated bank. The lease relates to certain equipment used by Boomerang in its manufacturing operations. The total cost of the equipment was approximately $900,000. The rental is payable in sixty monthly installments of approximately $12,750. Boomerang has the option to purchase the equipment at the conclusion of the lease term for approximately $315,000 which amount is the parties’ pre-determined fair market value of the equipment at the conclusion of the lease.

          In January and February 2007, we sold an aggregate of $150,000 principal amount of 6% unsecured promissory notes due July 31, 2007. The notes were convertible into shares of our Common Stock at a per share conversion price of $0.02. On September 25, 2007, we issued 7,500,000 shares of our Common Stock upon conversion of all of the promissory notes. The purchasers of the promissory notes, the principal amount purchased and the pre-Reverse Split number of shares issued on conversion of the promissory notes is as follows:

Purchaser	Principal Amount	No. of Pre-Reverse Split Shares

Alexandria Enterprises, Inc.(1)	$10,000	500,000
Beechwood Ventures LLC(2)	$12,500	625,000
Lakeside Partners LLC(3)	$12,500	625,000
Christopher Mulvihill(4)	$10,000	500,000
Julia Mulvihill(5)	$10,000	500,000
Seasons Condo Holding Co.(6)	$10,000	500,000
Sky Ventures LLC(7)	$12,500	625,000
Venturetek, LP(8)	$12,500	625,000
Lake Isle Corporation(9)	$10,000	500,000
Milton Koffman	$25,000	1,250,000
K-6 Family Ltd. Partnership(10)	$25,000	1,250,000

(1)	John Steinbach is the natural person who exercises voting and investment control over the shares.

(2)	Kalman Renov is the natural person who exercises voting and investment control over the shares.

(3)	Jamie Stahler is the natural person who exercises voting and investment control over the shares.

(4)	Christopher Mulvihill is the son of Gene Mulvihill.

(5)	Julia Mulvihill is the daughter of Gene Mulvihill.

(6)	John Steinbach is the natural person who exercises voting and investment control over the shares.

(7)	Dov Perlysky is the natural person who exercises voting and investment control over the shares.

(8)	David Selengut is the natural person who exercises voting and investment control over the shares.

(9)	Gene Mulvihill is the natural person who exercises voting and investment control over the shares.

(10)	Burton I. Koffman is the natural person who exercises voting and investment control over the shares.

          Subsequent to September 30, 2007 and through the date of this Information Statement, additional working capital loans were made to Boomerang in the amount of $200,000, collateralized by security provided by certain stockholders of Holdings. Such loans, together with any additional loans made subsequent to September 30, 2007 through the closing of the Merger of up to approximately an additional $200,000 are intended to be repaid out of the net proceeds of the Private Placement.

NON-QUALIFIED OPTION GRANT PROGRAM

          On November 28, 2007, our Board of Directors granted options to purchase an aggregate of 1,360,000 post Reverse Split shares of Common Stock to persons who are or will become officers, Directors or consultants to our company. These options are exercisable only in the event the Merger is completed at $0.90 per share (after reflecting the Reverse Split). In the event the Merger is not completed, the options are not exercisable and will lapse.

          Of such options, options to purchase 1,000,000 shares were granted to persons who will be our officers, Directors or consultants following the completion of the Merger. Persons who are or will become officers or Directors of our company to whom options were granted and the number of shares which are the subject of their options are:

Name	Number of Shares

Joseph Bellantoni	350,000
Amichaim Abramson	350,000

Such options have a term of ten years. The option price and number of shares issuable on exercise of the options are subject to anti-dilution adjustment under certain circumstances.

          Options to purchase 360,000 shares were also granted to four persons who will become employees of our company following the completion of the Merger. Included among such persons is Mr. Guy Jardine, who will become a Vice President and Director following the completion of the Merger, and who was granted an option to purchase 150,000 shares. All 360,000 options have a term of five years and are subject to vesting, whereby the options become exercisable with respect to 25% of the shares subject to the options at the end of 18 months after the Merger is completed and with respect to an additional 25% at the end of each succeeding six-month period until such options are fully exercisable.

          Our Board resolved to grant these options exercisable subject to the completion of the Merger as an inducement for these persons to expend their efforts for the success of our company and to provide a means whereby such persons can obtain an equity interest in our company. We did not seek or obtain the approval of our stockholders as to the grant of the options.

Private Placement

          A condition to the completion of the Merger is the sale, pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, of 30,000,000 pre-Reverse Split shares of our Common Stock to yield gross proceeds of $1,800,000. Swartwood, Hesse Inc., a registered securities broker-dealer, will act as our selling agent in the transaction. The offering will be conducted on an all-or-nothing basis whereby if less than all the 30,000,000 shares offered are subscribed to, none will be sold, and any funds received from subscribers will be returned without interest or deduction. Pending the sale of the shares or the return of the subscriptions, all funds will be held in a segregated escrow account at a commercial bank.

          For its services in connection with the offering, Swartwood, Hesse Inc. will receive a selling commission of 10% of the gross proceeds of the Private Placement, reimbursement of its expenses in an amount equal to 2% of the gross proceeds, and be issued a five-year warrant to purchase 200,000 post-Reverse Split shares of our Common Stock at an exercise price of $1.20 per share. For a period of three years from the completion of the Merger, Swartwood, Hesse Inc. will have the right to designate one person for election to our Board of Directors at each meeting of stockholders at which Directors are to be elected. Mr. Paul Donohue, who has served as a Director of our company since 1995, currently serves as the designee of Swartwood, Hesse Inc. Swartwood, Hesse Inc. will be entitled to indemnification in the event it becomes involved in any capacity in any pending or threatened lawsuit relating to or arising out of the Private Placement.

          Principals of Swartwood, Hesse Inc. are stockholders of our company. After reflecting the completion of the Merger and related transactions, including the Reverse Split and excluding the warrants intended to be issued as compensation, such shares will represent less than 1% of our shares to be outstanding.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

                    Our Common Stock is quoted in the OTC Bulletin Board® under the trading symbol “DGIR”. The following table sets forth the high and low bid prices for our Common Stock for the calendar quarters indicated as provided by the OTC Bulletin Board®. The prices included in the following table and paragraphs do not give effect to the Reverse Split.

	Bid Prices

2005	High	Low

First Quarter	$0.30	$0.20
Second Quarter	$3.00	$0.30
Third Quarter	$0.85	$0.30
Fourth Quarter	$0.60	$0.25

	Bid Prices

2006	High	Low

First Quarter	$1.07	$0.30
Second Quarter	$1.01	$0.51
Third Quarter	$0.51	$0.36
Fourth Quarter	$0.37	$0.35

	Bid Prices

2007	High	Low

First Quarter	$0.35	$0.06
Second Quarter	$0.06	$0.05
Third Quarter	$0.05	$0.03
Fourth Quarter (through December 3)	$0.05	$0.03

          There has been very limited trading activity in our Common Stock. By reason of this limited trading activity, the quoted prices for our Common Stock have been subject to wide fluctuations on very limited trading activity in the Common Stock.

          The above amounts represent inter-dealer quotations without adjustment for retail markups, markdowns or commissions, and do not represent the prices of actual transactions. On December 6, 2007, the closing bid quotation for our Common Stock, as reported by the OTC Bulletin Board®, was $0.04.

          As of December 5, 2007, we had approximately 271 stockholders of record.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table provides information known to us about the beneficial ownership of our Common Stock as of December 5, 2007, after giving effect to the Reverse Split and both before and after giving effect to the completion of the Private Placement and the Merger for: (1) each person, entity or group that is known by us to beneficially own five percent or more of our Common Stock; (2) each of our directors; (3) each of our named executive officers as defined in Item 402(a)(2) of Regulation S-K; and (4) our directors and executive officers as a group. The table also includes such information as to any additional persons who are stockholders of Holdings prior to completion of the Merger. To the best of our knowledge, each stockholder identified below has voting and investment power with respect to all shares of Common Stock shown, unless otherwise indicated by footnote. All such ownership information is after reflecting the Reverse Split. See Notes 3 and 4 below. Also, such ownership information reflects the transfer of the Merger Consideration to Holding’s stockholders upon completion of the Merger.

Name and Address (1)(2)	Number of Shares Owned			Percentage of Outstanding Shares

	Before(3)	After(4)		Before(3)	After(4)

Directors and Officers Prior to the Merger

Joseph R. Bellantoni (5)	17,271	367,231	(6)	*	2.2%

Paul J. Donahue	6,667	31,667	(7)	*	*

All Current Directors and Officers as a Group (2 persons)	23,938	398,938		*	2.4%

Directors and Officers After the Merger(8)

Stanley J. Checketts(9)	-0-	6,666,667		—	40.4%

Guy Jardine	-0-	150,000	(10)	—	*

Name and Address (1)(2)	Number of Shares Owned				Percentage of Outstanding Shares

	Before(3)		After(4)		Before(3)	After(4)

David Koffman	-0-		-0-		—	—

All Directors and Officers as a Group following the Merger (5 persons)	23,938		7,215,605		-0-	43.7%

Certain Stockholders

Milton Koffman	115,218	(11)	615,218	(11)(12)	9.9%	3.7%

Burton I. Koffman	193,126	(13)	1,926,459	(13)	16.7%	11.7%

Public Loan Company(15)	91,825		91,825		7.9%	*

The K-6 Family Ltd. Partnership(16)	83,333		83,333		7.2%	*

Ken Stokes	64,304		64,304		5.6%	*

Lake Isle Corporation(17)	33,333		800,000		2.9%	4.9%

Julia Mulvihill	33,333		166,667		2.8%	1.0%

Christopher Mulvihill	33,333		800,000		2.8%	4.9%

HSK Funding, Inc.(18)	-0-		1,733,333		—	10.4%

Deerfield Place Associates, LLC(19)	-0-		200,000		—	1.2%

Steven Koffman	-0-		200,000		—	1.2%

Howard Rittberg	-0-		400,000		—	2.4%

IA-545 Madison Associates(20)	-0-		400,000		—	2.4%

300 Plaza Drive Associates, LLC(21)	-0-		400,000		—	2.4%

Stan Checketts Properties, L.C. (9)	-0-		6,666,667		-0-	40.4%

Venturetek, LP(22)	204,918		1,871,585		17.7%	11.4%

          * Less than 1%

(1)

This tabular information is intended to conform with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 relating to the determination of beneficial ownership of securities. Unless otherwise indicated, the tabular information gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercise their option. Following the Merger, we will have a total of approximately 16,490,362 shares of Common Stock outstanding.

(2)	Unless otherwise indicated, the address for each of the above is c/o Digital Imaging Resources, Inc., 355 Madison Avenue, Morristown, New Jersey 07960.
(3)	After giving effect to the Reverse Split but before giving effect to the Private Placement and the Merger.
(4)

After giving effect to the Reverse Split, the Private Placement and the Merger. It is assumed that no single person will purchase a number of shares in the Private Placement that will result in the person holding more than 5% of our outstanding shares after completion of the Private Placement and the Merger.

(5)	Includes 13,938 shares held by Mr. Bellantoni’s wife as to which Mr. Bellantoni disclaims a beneficial interest.
(6)

Includes 350,000 shares issuable on exercise of an option that will become exercisable only subject to completion of the Merger. The exercise price, as adjusted for the Reverse Split, will be $0.90 per share.

(7)	Includes 25,000 shares issuable on exercise of an option that will become exercisable only upon completion of the Merger.
(8)	Directors and Officers After the Merger include Joseph R. Bellantoni and Paul J. Donohue, both of whom are Directors prior to the Merger.
(9)

Stan Checketts Properties, L.C. will receive 6,666,667 shares of our Common Stock as a consequence of the completion of the Merger. Stanley J. Checketts is the natural person who exercises voting and investment control over the shares.

(10)

Includes 150,000 shares issuable on exercise of an option granted to Mr. Jardine that will become exercisable only subject to the completion of the Merger. The option becomes exercisable with respect to 25% of the shares after 18 months after the Merger is completed and with respect to an additional 25% of the shares each succeeding six months thereafter.

(11)	Includes 15,833 shares held by Schuyler Associates with respect to which Mr. Koffman exercises voting and investment control.
(12)

Includes 100,000 shares issuable on exercise of an option granted to Mr. Koffman that will become exercisable only subject to the completion of the Merger. The exercise price, as adjusted for the Reverse Split, will be $0.90 per share. Also includes 400,000 shares to be received by IA 545 Madison Associates as a consequence of the completion of the Merger as to which Mr. Koffman will exercise voting and investment control.

(13)	Includes an aggregate of 175,158 shares held by Public Loan Company and The K-6 Family Limited Partnership as to which Mr. Koffman exercises voting and investment control.
(14)

Includes shares held and to be held by Mr. Koffman of record and beneficially including, among other entities, the shares held by Public Loan Company, The K-6 Family Limited Partnership and HSK Funding Inc. as to all of which Mr. Koffman exercises voting and investment control.

(15)	Burton I Koffman. is the natural person who exercises voting and investment control over the shares.
(16)	Burton I.Koffman is the natural person who exercises voting and investment control over the shares.
(17)

Lake Isle Corporation will receive 766,667 shares of our Common Stock as a consequence of the completion of the Merger. Mr. Gene Mulvihill is the natural person who exercises voting and investment control over the shares.

(18)

HSK Funding, Inc. will receive 1,733,333 shares of our Common Stock as a consequence of the completion of the Merger. Burton I. Koffman is the natural person who exercises voting and investment control over the shares.

(19)	Betsy Koffman is the natural person who exercises voting and investment control over the shares.
(20)	Milton Koffman is the natural person who exercises voting and investment control over the shares.
(21)	Jeffrey Koffman is the natural person who exercises voting and investment control over the shares.
(22)

Venturetek, PL will receive 1,666,667 shares of our Common Stock as a consequence of the completion of the Merger. David Selengut is the natural person who exercises voting and investment control over the shares.

FEDERAL INCOME TAX CONSEQUENCES

          The following summary of material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder.

EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

          No gain or loss will be recognized by a shareholder as a result of the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split will be the same as the shareholder’s aggregate tax basis in the shares exchanged. The shareholder’s holding period for the shares received in the Reverse Split will include the period during which the shareholder held the shares surrendered as a result of the Reverse Split. Our views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.

BUSINESS ACTIVITIES OF BOOMERANG

          Boomerang is engaged in the design, development, marketing and sale of automated racking and retrieval systems for automobile parking and automated racking and retrieval systems for self-storage units. Two of its systems, considered by management to be pilot demonstration systems, have been built and are operating in Logan, Utah. One of these systems is an automated self-storage facility and the second is an automated parking facility. Neither of such facilities is intended to be sold. Substantially all development work has been completed to enable the marketing and sale of systems based on these pilot systems. Boomerang remains in the inception stage of its operations and has not to date realized any material revenue from sales of these facilities.

          Subsequent to September 30, 2007, Boomerang entered into an agreement to sell one automated storage system.

SYSTEMS DESIGN, DEVELOPMENT AND OPERATION

          Boomerang’s parking and self-storage system structures are configured as automated racking and retrieval systems designed to enable a motorized trolley to quickly transport an automobile or storage container from a central receiving and delivery point within the facility to a pre-determined stall where the automobile is parked or the container is stored. The trolley is able to run horizontally and vertically along a clear aisle within the parking or storage structure and off-load the automobile or container into a given destination unit on either side of the aisle. This design creates multiple levels and multiple units on each level while utilizing either side of the trolley aisle.

          Storage facilities are designed to be capable of handling containers in sizes of 8 by 12 feet and 8 by 18 feet with one or more doors enabling the storage containers to be subdivided into separate storage unit sizes as small as 8 by 6 feet or 8 by 4 feet.

          Automobiles are stored and retrieved in substantially the same manner as storage containers. Automobiles can be transported to a given pre-determined parking stall by the trolley accessing the automobile and transporting it from the central receiving point through the central aisle and off-loading it into the pre-determined parking stall on any one of the several levels.

          The systems can be integrated into an existing building structure or erected as a free-standing building to which steel siding and a steel roof may be affixed for aesthetic or weather protection purposes. The free-standing building containing the vertical and horizontal racking is able to be erected to virtually any horizontal length and vertically up to as many as six stories in height.

          The systems are automated so that, in the case of a storage container, the patron can enter either a credit card or personal identification number and the trolley will automatically and without further patron input move horizontally and vertically through the central aisle to the stall where the patron’s container is located, access the unit onto the trolley and off-load the unit at the central receiving point where the patron gains physical access to his storage container and its contents. The reverse process is used for the initial placement and subsequent return of the storage container to the facility.

          Similarly, in the case of automated automobile parking, the patron’s automobile is positioned at the trolley access point and the trolley, after the automobile is loaded onto a specifically-designed transporter, will move horizontally and vertically to an empty parking stall where the automobile will be off-loaded into the available empty stall. In order to retrieve his or her automobile, after making payment for the parking privilege, the patron will enter, using a key pad and an individual identifying code at the control station and the trolley will automatically locate the parking stall where the automobile was placed, remove it from the stall onto the transporter and return it to the patron at the access and departure point where the patron will drive his car from the facility.

          Advantages of the automated parking system include:

•	Our automated parking systems are more-space efficient to the extent that approximately double the number of cars can be fit into the same cubic area as can be fit into a ramp garage.

•	Our parking systems will fit onto a property footprint that is too small for a ramp garage.

•	There is greater automobile security inasmuch as vehicles are accessible only by facility employees and are not accessible to patrons or the public.

•

There is greater patron security in that all automobile drop-off, access and departure is conducted at a centralized location within the facility which can be readily monitored for safety and security.

•	The necessity for extensive valet services is lessened resulting in reduced labor and related expenses.

•	Vehicles are parked and retrieved without the necessity for operating the automobile’s engine, resulting in reduced emissions and lessened ventilation requirements.

•	There are no extensive lighting requirements except for the centralized location.

•	A greater number of automobiles can be parked or stored in a given square footage footprint than in a ramp garage or other conventional parking facility.

The advantages of the self-storage system include:

•	Every storage container is ground floor and drive-up accessible.

•	Climate controlled facilities can be provided throughout the multiple levels, whereas drive-up facilities are unable to provide such facilities cost effectively.

•	Greater patron security is available inasmuch as all storage unit access is conducted at secure centralized locations which can be readily monitored for safety and security.

•

There is substantially no ability for unauthorized persons to gain access to the storage units in their stalls and pilfer because the storage containers are not accessible to unauthorized patrons or the public.

•	There are no extensive lighting requirements except at the centralized access location.

•	Patron parking is centralized at the facility access point and requires a smaller square footage,

•	Because patron access is limited to a relatively small central area, compliance with building and fire code requirements can be minimized, and

•	Construction of these facilities is simplified compared to drive-up access storage facilities because of the smaller land area footprint involved.

MARKETING

          The automated parking facilities are intended to be marketed by Boomerang personnel, as well as pursuant to distribution agreements into which Boomerang may enter. Boomerang expects to market its systems to the many facilities where patron parking is offered and where automobiles may be stored. These facilities include, among other possibilities:

•	public garages

•	shopping malls

•	casinos

•	hotels

•	airports

•	multi-residence apartments and condominiums

•	office complexes

•	car dealerships and service facilities

•	impound lots

          The automated storage facilities are intended to be marketed by Boomerang primarily to the existing drive-up storage facility developers. These persons are intended to be reached through trade publications, such as Inside Self Storage (ISS), Mini Storage Messenger and the Self Storage Association (SSA), and through the several national trade shows, including the SSA Show, the ISS Show and the Mobile Self Storage Association. There are also a number of regional and local drive-up storage association conferences where industry participants can be solicited. These activities will be supplemented by our website and by search engine advertising. Direct mailings will be undertaken.

          Marketing is currently conducted by an employed staff of three persons and we outsource marketing to experienced third-party providers.

          Boomerang envisions that it will be able to provide mobile self-storage containers that facilitate the design of self-storage activities that enable patrons to transport storage units to their place of business or home and return it for storage in the automated storage system.

          Boomerang believes that the nature of its business is such that it will not be materially dependent upon a single customer. At present, Boomerang does not have a backlog of orders.

MANUFACTURING

          Boomerang is currently the tenant under leases for two manufacturing facilities located in Logan, Utah. It intends to manufacture the steel components for the structures, containers and platforms from raw materials supplied by local suppliers. It also will obtain the electrical and other control components from local suppliers. The structural materials and other system components are configured by Boomerang into sub-assemblies and the materials are then shipped by Boomerang to the customer ready to be assembled under Boomerang’s supervision. Boomerang also intends to provide, for an additional charge, construction services if requested.

          The construction period for the system at its intended location will be dependent upon the size and configuration of the system. Boomerang’s customers will be responsible for obtaining all local and other governmental permits and approvals to construct the systems at their intended location.

INVENTORY AND WORKING CAPITAL

          At present, Boomerang does not have an inventory of parking or self-storage systems or the components or sub-assemblies for these systems. Establishing such an inventory will be dependent upon establishing sales volume in the future. Boomerang’s working capital requirements at the present time are limited to having the funds necessary to support its marketing activities and administrative requirements. Boomerang expects that it will require additional working capital in addition to that provided by the Private Placement.

          Boomerang expects that once its production facilities are fully established and operating, approximately thirty days will be required to manufacture a system from the time an order is received and the components are shipped. Additional time will be required for its assembly at the site.

          It is estimated that net proceeds of approximately $1,500,000 will be realized from the Private Placement. It is intended that these net proceeds will be utilized as follows:

•	marketing

•	hiring additional sales, manufacturing and engineering personnel

•

$200,000 to repay outstanding bank loans from a commercial bank borrowed subsequent to September 30, 2007 and which borrowings were collateralized by security provided by certain stockholders of Holdings

•	general corporate purposes.

          COMPETITION

          It can be expected that Boomerang will experience intense competition from others in the manufacturing and marketing of its automated parking and self-storage facilities. Management believes that it has more than ten competitors engaged in the manufacture and marketing of automated parking facilities with a more limited number engaged in the manufacture and marketing of the self-storage facilities. We expect that many of our competitors will be divisions of large multi-national enterprises and be better capitalized than we are.

          Other automated parking and self-storage facilities are available from both domestic and foreign manufacturers, and it can be anticipated that others will seek to enter the market. Manufacturers of automated materials handling warehouse systems may seek to manufacture systems in competition with us.

          Boomerang intends to seek to attain a competitive advantage over other parking and self-storage facilities as follows:

•	we intend to keep our systems simple to build, operate and maintain, thereby making the systems cost effective.

•	we intend to focus our activities on automated parking and self-storage facilities so as to be more responsive than our competitors to the needs and requirements of our customer.

•	we will endeavor to establish Boomerang in the market for automated parking and retrieval trolley systems ahead of others and thereby establish an early track record for our systems.

•

for the domestic market, we intend to maintain our primary production facilities within the continental United States and thereby enhance our ability to deliver and construct systems with greater speed and fewer logistical issues and lower shipping costs.

PROPERTY

          The principal offices of Boomerang are located at 355 Madison Avenue, Morristown, NJ 07960 which is also the location of our sales and marketing activities. Manufacturing is undertaken at 350 West 2450 North, Logan, Utah 84341.

          SB&G, a wholly-owned subsidiary of Holdings, is the landlord under a lease entered into with Boomerang dated October 1, 2007, relating to the premises located at 324 West Building B, 2459 North, Logan, Utah. The term of the lease is for one year renewable for an additional one year at a fixed annual rent of $260,610 plus real property and school taxes. Of the annual rental, payment of $86,000 has been deferred until October 1, 2008. In addition, Boomerang is obligated to pay for all utilities and for repairs and maintenance to the property. The approximately 29,750 square foot leased premises are used for Boomerang’s manufacturing activities.

          Stan Checketts Properties, L.C., whose sole owner is Mr. Stanley J. Checketts, is the landlord under a lease entered into with Boomerang dated October 1, 2007 for the premises located at 324 West Building B, 2459 North, Logan, Utah. The term of the lease is for one year renewable for an additional one year at a fixed annual rent of $157,680 plus real property and school taxes. Of the fixed annual rent, payment of $57,672 of rent has been deferred until October 1, 2008. In addition, Boomerang is obligated to pay for all utilities and for repairs and maintenance to the property. The approximately 18,000 square foot leased premises are also used for Boomerang’s manufacturing activities.

          Boomerang also leases on a month-to-month basis approximately 491 square feet of office space at 355 Madison Avenue, Morristown, New Jersey from St. Mark’s Associates. The rental is $900 per month and Boomerang is obligated to maintain the premises.

PATENTS AND INTELLECTURAL PROPERTY

          Boomerang does not believe that it can achieve any material patent protection for its automated parking and self-storage systems. Likewise, at present we have not obtained any trademark protection for our products. Any protections for its proprietary technology, intellectual property and information are intended to be arrived at through confidentiality, non-competition and other agreements with its employees and others.

BOOMERANG’S HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

Boomerang Systems, Inc.
(A Development Stage Company)
Financial Statements
Period From December 6, 2006 (Date of Inception), to September 30, 2007
With
Independent Auditors’ Report

AUDITOR’S REPORT OF LIEBMAN GOLDBERG & DROGIN, LLP

To the Board of Directors
Boomerang Systems, Inc. (A Development Stage Company)
Logan, Utah

We have audited the accompanying balance sheet of Boomerang Systems, Inc. (a development stage company) as of September 30, 2007, and the related statements of operations, stockholders’ equity, and cash flows for the nine months ended September 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed more fully in Note 2 to the financial statements, the Company has excluded the accounts of a related entity which, in our opinion, should be consolidated in these financial statements to conform with accounting principles generally accepted in the United States of America.

In our opinion, except for the effects of not including a related entity as described in Note 2, the financial statements referred to above present fairly, in all material respects, the financial position of Boomerang Systems, Inc. as of September 30, 2007 and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. As of the date of these financial statements, there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations and/or implement its business plan. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liebman Goldberg & Drogin, LLP
Garden City, New York
November 13, 2007

BOOMERANG SYSTEMS, INC.
(A Development Stage Company)

BALANCE SHEET

September 30, 2007

ASSETS

Current Assets:
Cash and cash equivalents	$355,609
Other receivables	567
Prepaid expenses	32,572

Total current assets	388,748

Property and Equipment, net	7,676

Other assets	8,515

Total assets	$404,939

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities:
Accounts payable	$355,753
Accrued expenses	46,078

Total liabilities	401,831

Stockholder’s Equity:
Common stock, $1 par value, authorized 15,000 shares issued and outstanding 15,000 shares	15,000
Additional paid in capital	1,602,410
Accumulated deficit during development stage	(1,614,302)

Total stockholders’ equity	3,108

Total liabilities and stockholder’s equity	$404,939

See accompanying notes to financial statements

BOOMERANG SYSTEMS, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS

Period from December 6, 2006 (date of inception) to September 30, 2007

Revenue	$—

Operating Expenses:
Selling	104,747
General and administrative	397,213
Research and development	1,120,719

Total operating expenses	1,622,679

(Loss) from operations	(1,622,679)

Other income (Expense)
Interest income	8,377

Total other income (expense)	8,377

Net (loss) during development stage	$(1,614,302)

See accompanying notes to financial statements

BOOMERANG SYSTEMS, INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDER’S EQUITY

Period from December 6, 2006 (date of inception) to September 30, 2007

				Deficit Accumulated During Development Stage x

	Common Stock
			Additional Paid-in Capital
	Shares	Amount

Balance-December 6, 2006	—	$—	$—	$—

Sale of common stock	15,000	15,000	1,602,410	—

Loss: during development stage	—	—	1,602,410	(1,614,302)

Balance-September 30, 2007	15,000	$15,000	$1,602,410	$(1,614,302)

See accompanying notes to financial statements

BOOMERANG SYSTEMS, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

Period from December 6, 2006 (date of inception) to September 30, 2007

Cash Flows from Operating Activities:
Net (loss) during period	$(1,614,302)
Adjustments to reconcile net (loss) to Cash provided by operations

Depreciation	1,084

Changes in Operating Assets and Liabilities:
Other receivables	(567)
Prepaid expenses	(32,572)
Other assets	(8,515)
Accounts payable	355,753
Accrued expenses	46,078

Net (used in) operating activities	(1,253,041)

Cash Flows from Investing Activities:
Fixed assets acquired	(8,760)

Net cash provided by financing activities	(8,760)

Cash Flows from Financing Activities:
Proceeds from sale of common stock	1,617,410

Net cash provided by financial activities	1,617,410

Net increase (decrease) in cash	355,609

Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$355,609

See accompanying notes to financial statements

BOOMERANG SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2007

Note 1 - Nature of Operations:

Boomerang Systems, Inc. (“The Company”) is a development stage enterprise that was incorporated in the state of Utah on December 6, 2006 (date of inception). The Company’s activities have been devoted to raising capital, organizational matters, and the structuring of its business plan and the building of its prototype of its automated parking and self-storage systems. The Company’s manufacturing facilities are located in Logan Utah and it has a sales and marketing office located in Morristown, New Jersey. The Company’s planned line of business will be designing, marketing and manufacturing of automated racking and retrieval systems for automobile parking and retrieval systems for self-storage units.

Note 2 - Summary of Significant Accounting Policies:

Ownership:

The Company is wholly owned by Boomerang Systems Holdings, Inc.

Development Stage Activities and Operations:

The Company is in its initial stages of formation and had no transactions for the period December 6, 2006 (date of inception) through December 31, 2006. For the period ended September 30, 2007, the Company had no revenues.

Basis of Presentation:

The Company’s financial statements do not include the accounts of SB&G Properties, LLC (SB&G), an affiliate that the Company has determined is a variable interest entity. SB&G owns a building occupied by the Company. The Company has a variable interest in SB&G and the Company has determined that it is the primary beneficiary of SB&G. Accordingly, the Company’s financial statements should include the accounts of SB&G to conform with accounting principles generally accepted in the United States of America. If the financial statements of the Company’s affiliated variable interest entity had been consolidated with those of the Company, total assets would be increased by approximately $1,433,127 and total liabilities would be increased by approximately $930,618 as of September 30, 2007, and net loss for the year then ended would be decreased by approximately $81.

BOOMERANG SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2007

Use of Estimates:

The financial statements are prepared in accordance with accounting principles generally accepted in the United States. The accounting principles used require the companies to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting periods presented. The Company believes in the quality and reasonableness of its critical accounting policies; however, it is likely that materially different amounts would be reported under different conditions or using assumptions different from those that the Company has consistently applied.

Cash and Cash Equivalents:

The Company considers all highly liquid cash instruments purchased with a maturity of three months or less to be cash equivalents.

Advertising Costs:

Advertising costs are charged to expense in the year incurred and amounted to approximately $68,621 for the period December 6, 2006 (date of inception) to September 30, 2007.

Research and Development Costs:

Research and development costs are charged to operations when incurred and are included in operating expenses. The amount of research and development costs for the period ended September 30, 2007 was $1,120,719.

Property, and Equipment:

Property and equipment is stated at cost. Depreciation is computed using both straight-line and accelerated methods over the estimated useful lives of the assets for both financial reporting and income tax purposes. Depreciation for the period ended September 30, 2007 is $1,084.

The estimated useful lives in determining depreciation are as follows:

Machinery and Equipment	5yrs

Furniture and Fixtures	5yrs

Computer Equipment	5yrs

BOOMERANG SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2007

Long-Lived Assets:

The Company accounts for long-lived assets pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of”, which requires that long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of those assets may not be recoverable. When any such impairment exists, the related assets will be written down to fair value. No such impairment existed through September 30, 2007.

Taxes on Income:

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under this standard, deferred taxes on income are provided for those items for which the reporting period and methods for income tax purposes differ from those used for financial statement purposes using the asset and liability method. Deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

Fair Value of Financial Instruments:

The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable, approximate fair value because of the current nature of these instruments. The carrying amounts of debt instruments approximate fair value based upon the terms of the instruments.

Going Concern Uncertainty:

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. In view of these matters, realization of the assets of the Company is dependent upon the Company’s ability to meet its financing requirements and the success of future operations. In connection therewith, the Company has entered into a non-binding letter of intent to merge into another entity in order to provide the Company with future financing among other items. See Note 8 - subsequent events. The accompanying financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

BOOMERANG SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2007

Concentration of Credit Risk:

Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of temporary cash investments. The Company maintains cash accounts with financial institutions, which at various times may exceed the amount insured by the federal depository insurance corporation. At September 30, 2007, these amounts exceeded the limits by $200,792.

Note 3 - Property and Equipment:

Property and equipment at September 30, 2007 consisted of:

Machinery and Equipment	$468.00
Furniture and Fixtures	2,662.00
Computer Equipment	5,630.00

8,760.00
Less: accumulated depreciation	1,084.00

$7,676.00

Note 4 - Accounts Payable:

Accounts payable at September 30, 2007 consisted of:

Research and development	$323,861
Trade accounts payable	31,892

$355,753

Note 5 - Related Party Transactions:

Boomerang Systems Holdings, Inc. (“Holdings”), the Company’s sole stockholder, is owned by HSK Funding, Inc., IA-545 Madison Associates, Lake Isle Corp., Venturetek, LP, Stan Checketts Properties LC, Deerfield Place LLC, Steven Koffman, 300 Plaza Drive Associates, Howard Rittberg, Christopher Mulvihill and Julia Mulvihill. HSK Funding, Inc., IA-545 Madison Associates, Lake Isle Corp. and Venturetek, LP, Deerfield Place LLC, Steven Koffman, 300 Plaza Drive Associates, Howard Rittberg, Christopher Mulvihill and Julia Mulvihill funded capital contributions to the Company through Holdings in the amount of $1,617,410 through September 30, 2007. Of these, HSK Funding, Inc., Lake Isle Corp. and Venturetek LP are also members of B&G Management, LLC (“B&G”) which have provided the Company with consulting services. S&S Worldwide, Inc., (“S&S”) the majority-owned subsidiary of B&G purchased for resale for the Company the parts and components used in the manufacture and construction of the prototype automated parking and self-storage systems on display in the Company’s manufacturing facilities in Logan, Utah.

BOOMERANG SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2007

Note 5 - Related Party Transactions (continued):

The Company leases manufacturing premises in Logan, Utah from SB&G Properties, L.C. (“SB&G”) a wholly owned subsidiary of Holdings. The approximate 30,000 square foot premises are used for the manufacturing operations of the Company. The term of the lease is for a one year period beginning October 1, 2007, with the option to renew for an additional one-year term.

The Company leases space in a second building for its existing manufacturing facilities in Logan, Utah from Stan Checketts Properties, L.C. whose owner is Stan Checketts, the founder of S & S. Worldwide, Inc. (“S&S”) The approximate 18,000 square foot premises are used for the manufacturing operations of the Company. The term of the lease is for a one-year period beginning October1, 2007, with the option to renew for an additional one-year term at a monthly rental of $21,717.5. The Company under a previous lease agreement with Stan Checketts Properties, L.C. had paid rent expense through September 30, 2007, in the amount of $57,400.

S&S has provided from time to time services, parts and components and other activities to the Company based on the actual cost to S&S of time and materials plus an override of 5%. Through September 30, 2007, the charges to Boomerang amounted to approximately $253,597.

The Company leases on a month-to-month basis approximately 491 square feet in Morristown, New Jersey at a monthly rental of $900 per month for its sales and marketing offices from St. Mark’s Associates. Mr. Gene Mulvihill a member of B&G is also a member of St. Mark’s Associates. Through September 30, 2007 the Company paid rent to St. Mark’s Associates in the amount of $2,700.

Note 6 - Commitments and Contingencies:

On or about September 1, 2007, the Company had entered into an operating lease arrangement for machinery and equipment. The lease term is for a period of sixty months commencing on September 1, 2007 and ending on August 31, 2012. The lease calls for monthly payments of $12,749.12.

BOOMERANG SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2007

Note 6 - Commitments and Contingencies (continued):

Future minimum annual rental payments exclusive of escalation payments for taxes and operating costs, under operating leases are as follows:

Period ended September 30,

2008	$582,079
2009	163,789
2010	163,789
2011	163,789
2012	151,040

$1,224,486

Note 7 - Income Taxes:

A reconciliation of income tax computed at the statutory Federal rate to income tax expense (benefit) is as follows:

Tax benefit at the statutory rate of 35%	$281,761
State income taxes, net of Federal income tax	44,748
Change in valuation allowance	(326,509)

Total	$0

In assessing the realisability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Because of the fact that the Company is a development stage company and has not recognized any revenue, the net deferred tax assets were fully offset by a 100% valuation allowance. The valuation for the net deferred tax assets was $326,509 as of September 30, 2007.

BOOMERANG SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2007

Note 8 - Subsequent Events:

On October 1, 2007, the Company had entered into a rental lease agreement with SB&G Properties, L.C. The lease is for building space located in Logan Utah. The lease term is for a one year period commencing October 1, 2007 through September 30, 2008. The lease is renewable for up to additional one year under the same terms. The lease calls for a fixed annual rent of $260,610 however the landlord has agreed to defer $86,610 of the rent, which is due and payable on September 30, 2008. The current monthly rent expense is $14,500.

On October 1, 2007, the Company had entered into a rental lease agreement with Stan Checketts Properties, L.C. The lease is for building space located in Logan Utah. The lease term is for a one year period commencing October 1, 2007 through September 30, 2008. The lease is renewable for up to additional one year under the same terms. The lease calls for a fixed annual rent of $157,680 however the landlord has agreed to defer $57,672 of the rent, which is due and payable on September 30, 2008. The current monthly rent expense is $8,334.

On October 10, 2007, the Company entered into a non-binding letter of intent to merge into another entity. The merger agreement once agreed upon by the parties call for the Company to merge into and become a wholly owned subsidiary of the existing entity. The shareholders of the Company will receive 200,000,000 shares of stock of the existing entity.

PROFORMA FINANCIAL STATEMENTS

The accompanying pro forma consolidated balance sheet and consolidated statements of operations reflect the pro forma effects of (i) the completion of the Merger, (ii) the effects of the Charter Amendments, and (iii) the receipt of the net proceeds of $1,500,000 from the Private Placement. The pro forma adjustments are based upon the assumptions set forth in the notes to such pro forma financial statements.

Digital Imaging Resources, Inc.
Pro forma Consolidated Balance Sheet
September 30, 2007
(Unaudited)

	Digital Imaging Resources, Inc. as at September 30, 2007 (audited)	Boomerang Systems, Inc. as at September 30, 2007 (audited)		Pro-forma Adjustments (note 2)	Pro-forma Consolidated as at September 30, 2007 (unaudited)
Assets
Current
Cash and cash equivalents	3,721	355,609		1,500,000	359,330
Other receivables		567			567
Utility Deposits		852			852
Prepaid expenses		32,572			32,572
					7,663

	3,721	388,748			400,984

Property and equipment - net		7,676			8,760
Other assets		8,515			(1,084)

Total Assets	3,721	404,939		1,500,000	1,908,660

Liabilities
Current
Accounts payable and accruals	166,693	401,831			568,524
Loan payable	366,439				366,439

	533,132	401,831			934,963

Shareholders’ equity
Capital stock	17,355	15,000	(c)	(15,000)	16,490
			(c)	200,000
			(a)	30,000
			(a)	(230,865)
Additional paid-in capital	11,820,455	1,602,410	(c)	(11,820,455)	2,340,644
			(c)	(816,542)
			(c)	(2,355)
			(c)	87,131
			(a)	1,470,000
			(a)	230,865
Deficit	(10,966,308)	(1,614,302)	(c)	10,966,308	(1,614,302)
Treasury Stock	(1,400,913)		(c)	1,400,913	0

	(529,411)	3,108		1,500,000	973,697

Total Liabilities and Stockholders’ Deficit	3,721	404,939		1,500,000	1,908,660

See accompanying notes to the unaudited pro-forma consolidated financial statements

Digital Imaging Resources, Inc.
Pro-forma Consolidated Statements of Operations
For the fiscal year September 30, 2007
(Unaudited)

	Digital Imaging Resources, Inc. Fiscal year ended September 30, 2007 (audited)	Boomerang Systems Inc. period ended September 30, 2007 (audited)	Pro-forma Adjustments (note 2)	Pro-forma Consolidated year ended September 30, 2007 (unaudited)

Revenue

Other income, net	0	0		0

	0	0		0

Expenses
Selling, General and administration costs	78,883	457,730		536,613
Professional fees	30,100	43,146		73,246
Research and development		1,120,719		1,120,719
Depreciation and amortization	1,049	1,084		2,133

	110,032	1,622,679		1,732,711

Loss from Operations	(115,181)	(1,622,679)		(1,737,860)

Other Income (Expenses)
Interest income		8,377		8,377
Interest expense	(27,452)			(27,452)
Interest expense – Convertible Notes	(4,767)			(4,767)
Debt Discount	(2,475,000)			(2,475,000)
Gain on Sale of Swingstation Assets	177,701			177,701
Loss on Sale of furniture and fixtures	(6,182)			(6,182)

	(2,335,700)	8,377		(2,327,323)

Net Income (Loss)	(2,445,732)	(1,614,302)		(4,060,034)

Loss per share
Basic and diluted				(0.25)

Basic and diluted weighted average common shares outstanding				16,065,468

See accompanying notes to the unaudited pro-forma consolidated financial statements

Digital Imaging Resources, Inc.
Notes to the Pro-forma Consolidated Financial Statements
September 30, 2007
(Unaudited)

1.	Basis of Presentation

The Pro-forma Financial Statements have been prepared by the management of Digital Imaging Resources, Inc., a Delaware corporation (“Digital”) from the following sources:

a)	Digital’s audited consolidated financial statements for the year ended September 30, 2007;

b)	Boomerang’s audited financial statements for the period from inception, December 6, 2007, to September 30, 2007.

The pro-forma consolidated balance sheet gives effect to the transactions described in Note 2 as if they had occurred at September 30, 2007, while the pro-forma consolidated statement of operations gives effect to these transactions as if they had occurred at the beginning of the respective disclosed periods.

These Pro-forma Financial Statements are unaudited and may not be indicative of the results that actually would have occurred if the events reflected therein had been in effect on the dates indicated or of the results that may be obtained in the future.

The accounting policies used in the preparation of these Pro-Forma Financial Statements are in accordance with those disclosed in Boomerang’s audited financial statements for the period ended September 30, 2007.

These Pro-forma Financial Statements should be read in conjunction with the published financial statements of Digital and the attached financial statements of Boomerang.

2.	Pro-forma adjustments and assumptions

These Pro-forma Financial Statements include the following assumptions and adjustments:

a)	(i) The completion of the Merger as if it had occurred on September 30, 2007 (the “Closing Date”), resulting in the issuance and delivery by Digital of 13,333,333 shares of Common Stock.

(ii) The issuance and sale on the Closing Date of 2,000,000 shares of Common Stock of Digital for gross proceeds of $1,800,000 and net proceeds, after commissions and expenses, of $1,500,000.

(iii) The effectiveness on the Closing Date of a reverse split of Digital’s outstanding Common Stock whereby each fifteen shares was combined into one share and the effectiveness on the Closing Date of an increase in the number of shares of Common Stock Digital is authorized to issue to 35,000,000 shares.

Digital Imaging Resources, Inc.
Notes to the Pro-forma Consolidated Financial Statements
September 30, 2007
(Unaudited)

(iv) As a result of the transactions on the Closing Date, Digital is expected to have as of the Closing Date, 35,000,000 shares of Common Stock authorized, 16,490,362 shares of Common Stock outstanding and options and warrants to purchase an aggregate of approximately 1,780,000 shares at between $0.10 and $1.20 per share which expire between a date five years after the Closing Date and November 28, 2017.

b)

The transaction is considered to be a reverse takeover of Digital by Boomerang, as the former shareholders of Boomerang will own approximately 80.9% of the combined company. As such, these pro-forma financial statements will be a continuance of Boomerang.

In accordance with reverse take-over accounting, these Pro-forma Financial Statements have eliminated the shareholders’ equity of Digital.

c)	The cost of the business combination has been determined as follows:

September 30, 2007

Net assets acquired
Current assets	$3,721
Current liabilities	(533,132)

(529,411)

Net book value of indentifiable assets acquired	(287,131)

Consideration paid
Common shares issued	(816,542)

Excess purchase price	-0-

d)

On November 20, 2007, Boomerang borrowed an additional $200,000 from a commercial bank, which amount will be repaid on the Closing Date of the Merger. This borrowing is collateralized by security provided by certain stockholders of Holdings.

e)

No future income tax debit resulting from available income tax loss carry forwards have been recognized in these Pro-forma Financial Statements. . As a result of the merger, the net operating tax loss carryforwards may be limited under IRC Sec. 382(b).

f)	The pro-forma common stock information has been calculated giving effect to the additional Digital Common Stock issued in the merger as if they had been issued at the beginning of the period.

RISK FACTORS

          An investment in our common stock involves a high degree of risk. The following factors, in addition to the other information contained herein, should be carefully considered in evaluating our company and the business of Boomerang before purchasing shares of our Common Stock.

Risks Related to Recent Transactions With Related Parties; Conflicts of Interest

TRANSACTIONS BETWEEN STOCKHOLDERS OF DIGITAL AND BOOMERANG AND HOLDINGS

          Certain persons who are stockholders of our company are also the principals of Boomerang and of entities that have engaged directly or indirectly in material transactions with Boomerang. Accordingly, such transactions should not be considered to be the results of arms-length negotiations and may have been completed on terms other than would have existed had the transactions been between persons not having an affiliation. See “Affiliated Parties’ Interests in the Merger, Transactions With Officers, Directors, Principal Stockholders, Promoters and Certain Other Persons.”

CONFLICTS OF INTEREST IN ARRIVING AT TERMS OF THE MERGER

          Prior to the Merger, Messrs. Burton I. Koffman, Gene Mulvihill and Stanley J. Checketts, directly or indirectly, control Boomerang as well as entities with which Boomerang has been funded or engaged in material transactions. Such persons and members of their immediate families are also holders of shares of our Common Stock either directly or through entities over which they have investment control. Certain of such persons or entities will, as a consequence of the Merger, also receive shares of our Common Stock as part of the Merger consideration. Accordingly, because of these overlapping ownership and stock interests, the terms of the Merger may be deemed not to have been arrived at on the basis of arms-length negotiations.

          The principal followed in determining the number of our shares to be issued as the consideration in the Merger was based upon negotiations with Swartwood Hesse, Inc., a securities broker dealer which has been retained as placement agent to offer our shares in the Private Placement. The negotiations were centered on the parties’ efforts to establish a relationship between a valuation for the shares sold in the Private Placement and the valuation for the shares to be issued as consideration in the Merger which was considered to be the valuation placed on Boomerang by Systems and its stockholders, as well as the valuation of our presently outstanding shares of Common Stock before announcement of the execution of the letter of intent with Boomerang on October 10, 2007. The determination of such number of shares was made by the principals of Boomerang, Swartwood Hesse, Inc. and our company as the result of their negotiations. There can be no assurance that the values attributed by such persons in arriving at the terms of the Merger would be the same as the terms that may have been established in arms-length negotiations where there existed no overlapping ownership and stock interests.

Risks Relating to the Business of Boomerang

BOOMERANG’S EARLY DEVELOPMENT STAGE; NO REVENUES

          Boomerang was organized in January 2007 and is in the early stage of developing its business plan and operations and has a very limited history of operations. Through September 30, 2007, Boomerang had realized no revenues from the sale of its automated parking and self-storage systems. Since its inception in January 2007 through September 30, 2007, it has had $-0- revenues, accumulated losses of $1,504,687 and it has total liabilities of $341,338. Subsequent to September 30, 2007, Boomerang entered into an agreement to sell one automated storage system. As a result of Boomerang’s limited operating history, Boomerang has limited meaningful historical financial data upon which an evaluation of its current business plans and its prospects can be based. Boomerang’s anticipated expense levels in the future are based in part on its expectations as to the subjective views of its management as to the market for its automated parking and self-storage systems.

IF ACQUIRED, BOOMERANG MAY NEVER BECOME PROFITABLE.

          There can be no assurance that Boomerang will have a significant or successful operating history. Boomerang may experience losses, limited or no potential for earnings, limited assets, negative net worth or other characteristics that are indicative of development stage companies. There can be no assurance that after an acquisition by us, the business of Boomerang can be operated so as to develop significant revenues and cash flow and become profitable.

          Subsequent to the completion of the transactions proposed, the business activities of Boomerang will be our only business activities.

LIMITED MANAGEMENT EXPERIENCE IN MANUFACTURE AND MARKETING OF AUTOMATED PARKING AND SELF-STORAGE SYSTEMS

          Boomerang is recently organized and its management has limited experience in the manufacturing and marketing of automated parking and self-storage systems. This limited experience can be expected to possibly result in disruptions or inefficiencies in these activities which may adversely affect Boomerang’s activities and our operating results subsequent to the Merger. Because of this limited experience, Boomerang may be unable to achieve its goals and objectives in sales of its systems which would result in disappointing revenues and operating results.

          Mr. Checketts, who will be our Chief Executive Officer following the Merger, has various real estate and other interests to which he will devote a portion of his time. Such activities are not expected to interfere with his activities on our behalf.

INTENSE COMPETITION

          We expect that Boomerang will experience intense competition. It can be expected that Boomerang will experience intense competition from others in the manufacturing and marketing of its automated parking and self-storage facilities. Management believes that it has more than ten competitors engaged in the manufacture and marketing of automated parking facilities and a more limited number engaged in the manufacture and marketing of the self-storage facilities. We expect that many of our competitors will be divisions of large multi-national enterprises and be better capitalized than we are.

          Other automated parking and self-storage facilities are available from both domestic and foreign manufacturers, and it can be anticipated that others will seek to enter the market. Manufacturers of automated materials handling warehouse systems may seek to manufacture systems in competition with us.

ABSENCE OF PATENT OR OTHER PROTECTION

          Boomerang has not to date been granted any patent protection for its automated trolley-operated parking and self-storage systems and there can be no assurance that, if applied for, any significant patent protection would be granted. Accordingly, we may have limited protection to prevent others from entering into competition with us.

          There can be no assurance that our systems may not violate the patent or other proprietary rights of others. If such violations should occur, we could be subject to litigation seeking to enjoin our manufacture and sale of the systems, seeking to collect royalties or other monetary damages. The existence of such litigation or the threat of such litigation could disrupt and delay our ability to pursue our business plans.

ABSENCE OF MARKET STUDIES

          Other than Boomerang’s initial marketing efforts conducted by its employees, it has not obtained any market studies by outside consultants or others. Accordingly, there are no independent studies performed by non-affiliated persons to support the beliefs of Boomerang’s management as to the likely market for the automated systems Boomerang proposes to manufacture and market. There can be no assurance that the market for these systems will be significant.

Risks Relating to Us

NO CURRENT OPERATIONS OR REVENUES.

          We have no current operations or source of revenue. We have no significant assets or financial resources. All material operations were discontinued in October, 2006. Our future is dependent upon our ability to acquire successful business activities. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business acquisition. This may result in us incurring net operating losses that could increase continuously until we can consummate a business acquisition.

WE MAY NOT BE SUCCESSFUL IN COMPLETING THE MERGER IN ORDER TO PURSUE OUR BUSINESS PLANS.

          Other than this Merger, we have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity or any interest in such an entity. No assurances can be given that we will successfully complete the Merger. We cannot guarantee that we will be able to negotiate any other business transactions on favorable terms or identify and evaluate suitable business opportunities or that we will be able to conclude in a business acquisition.

DEPENDENCE ON PART-TIME MANAGEMENT.

          We currently have no employees other than our officers and Directors. Mr. Bellantoni, who is our President and Chief Financial Officer, is engaged in other activities and currently devotes no more than approximately eight (8) hours per month to our activities prior to the completion of the Merger.

OUR ACTIVITIES ARE CURRENTLY CONDUCTED WITH A LIMITED STAFF.

          Our activities are being conducted currently primarily through our President and independent consultants. There can be no assurance that this staff will be adequate to devote sufficient time to complete the Merger in a timely manner. In the event that Mr. Bellantoni should become unavailable to us, our operations would be materially adversely affected.

POSSIBLE FUTURE ISSUANCES OF ADDITIONAL SHARES THAT ARE AUTHORIZED MAY DILUTE THE INTERESTS OF STOCKHOLDERS.

          Subsequent to the Merger, the Charter Amendments and the Private Placement, our Certificate of Incorporation will authorize our Board of Directors to issue up to 35,000,000 shares of Common Stock and 1,000,000 shares of undesignated Preferred Stock. Any additional issuances of any of our securities will not require the approval of stockholders and may have the effect of further diluting the equity interest of stockholders.

CHANGE OF CONTROL; CONTROL BY DIRECTORS AND EXECUTIVE OFFICERS AFTER THE MERGER

          As a consequence of the Merger and the issuance of shares of our Common Stock as the consideration for the Merger, a change of control of our company will occur. After the Merger, persons who did not exercise voting control over matters submitted to a vote of our stockholders will hold a majority of our outstanding shares and be able to control the outcome of matters submitted to a vote of security holders. In addition, concurrently with the completion of the Merger, Messrs. Stanley J. Checketts, Guy Jardine and David Koffman will be elected as Directors of our company and such persons will constitute three of our five Directors.

          Upon completion of the Merger, officers, Directors and principal stockholders of our company and their related persons will, in the aggregate, beneficially own approximately 80.9% of our outstanding Common Stock. As a result, these stockholders will possess significant influence over our company, giving them the ability, among other things, to elect a majority of our Board of Directors and approve significant corporate transactions. Such share ownership and control may also have the effect of delaying or preventing a change in control of our company, impeding a merger, consolidation, takeover or other business combination involving our company, or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company which could have a material adverse effect on the market price of our Common Stock.

THERE ARE QUESTIONS AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN; THERE IS AN EXPLANATORY PARAGRAPH IN THE INDEPENDENT AUDITORS REPORT CONCERNING THESE QUESTIONS.

          The report of our independent auditors on their audit of our financial statements as of September 30, 2007 contains an explanatory paragraph that describes the uncertainty as to our ability to continue as a going concern due to our lack of sufficient cash to meet our projected operating needs for the next 12 months. Our financial statements have been prepared on a going-concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. We had a gain in fiscal 2007 of $24,120, resulting from a non-recurring sale of certain assets and a loss in fiscal 2006 of $373,335. We had a working capital deficiency at September 30, 2007 of $529,411. We had a negative cash flow from operations in fiscal 2007 and 2006 of $144,657 and $112,907, respectively. As of September 30, 2007, our current liabilities exceeded our current assets by $529,411. All the foregoing factors lead to questions concerning our ability to meet our obligations as they come due. We have financed our activities using private debt and equity financings. As a result of the losses incurred and current negative working capital and other matters described above, there is no assurance that the carrying amounts of our assets will be realized or that liabilities will be liquidated or settled for the amounts recorded.

WE EXPECT TO REQUIRE ADDITIONAL CAPITAL TO PURSUE OUR BUSINESS PLANS AND WE MAY BE UNABLE TO RAISE THAT CAPITAL

We had cash of $3,721 and current liabilities of $533,132 including accounts payable and accrued liabilities of $166,693 as of September 30, 2007. We had current indebtedness of $533,132 at September 30, 2007. While the closing of the Merger is conditioned upon us raising gross proceeds of $1,800,000 in the Private Placement, in the event the Merger is completed, we expect to require further additional financing in order to fund the ongoing marketing and manufacturing expenses of Boomerang. This financing may consist of the issuance of debt or additional equity securities. These funds might not be available or might not be available on terms acceptable to us and may result in material dilution to existing investors. We estimate that we may require up to an additional $2.0 million during the fiscal year ending September 30,

2008 to fund our intended level of operations, should the Merger be completed. At December 5, 2007, we had made no arrangements to obtain these funds and there can be no assurance that such funds can be obtained. If adequate funds are not available or not available on acceptable terms, we may not be able to fund our expansion, manufacture and market our automated systems or respond to competitive pressures. Any such inability could have a material adverse effect on our business, results of operations and financial condition.

THE REQUIREMENTS OF SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 REQUIRE THAT WE UNDERTAKE AN EVALUATION OF OUR INTERNAL CONTROLS THAT MAY IDENTIFY INTERNAL CONTROL WEAKNESSES

          The Sarbanes-Oxley Act of 2002 imposes new duties on us and our executives, directors, attorneys and independent registered public accounting firm. In order to comply with the Sarbanes-Oxley Act, we are required to evaluate our internal controls systems to allow management to report on, and our independent auditors to attest to, our internal controls. We have initiated the establishment of the procedures for performing the system and process evaluation and testing required in an effort to comply with the management certification and auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We anticipate being able to fully implement the requirements relating to reporting on internal controls and all other aspects of Section 404 in a timely fashion. If we are not able to implement the reporting requirements of Section 404 in a timely manner or with adequate compliance, our management and/or our auditors may not be able to render the required certification and/or attestation concerning the effectiveness of the internal controls over financial reporting, we may be subject to investigation and/or sanctions by regulatory authorities, such as the Securities and Exchange Commission or the NASD, Inc., and our reputation may be harmed. Any such action could adversely affect our financial results and the market price of our common stock.

Risks Relating to the Market for Our Common Stock

THERE IS NO ASSURANCE OF AN ACTIVE PUBLIC MARKET FOR OUR COMMON STOCK AND THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE.

          Prior to the date of this Information Statement, there has been a limited public market for our Common Stock. There can be no assurance that an active trading market for the Common Stock will develop or be sustained following the closing of the transaction or that the market price of the Common Stock will not decline below any price that may develop initially after the closing of the transaction. Given the relatively minimal public float and past trading activity in the our securities and the minimal public float that will exist if the Merger and Private Placement are completed, there is little likelihood of any active and liquid public trading market developing for our shares in the foreseeable future. If such a market does develop, the price of the shares may be volatile. Since the shares do not qualify to trade on any national securities exchange, if they do actually trade, the only available market will continue to be through the OTC Bulletin Board or in the “pink sheets”. It is possible that no active public market with significant liquidity will ever develop. Thus, investors run the risk that investors may never be able to sell their shares into a public market having liquidity.

POSSIBLE VOLATILITY OF STOCK PRICE

          The trading price of our Common Stock could be subject to wide fluctuations in response to variations in our quarterly results of operations, fluctuations in our revenues and the market’s perception of the likelihood that our business model will be successful. Our trading price may be affected by announcements of technological innovations or new offerings by competitors, as well as the other matters discussed elsewhere in this Information Statement and other events or factors, many of which are beyond our control. In addition, the stock market in general has experienced extreme price and volume fluctuations which have affected the market price for many companies and which have been unrelated to the operating performance of these companies. The market price may bear no relationship to the revenues, earnings, assets or potential of Boomerang and may not be indicative of its future business performance. These market fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our Common Stock. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against such companies. Such litigation, if instituted, and irrespective of the outcome of such litigation, could result in substantial costs and a diversion of management’s attention and resources and have a material adverse effect on our business, results of operations and financial condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Introduction

          The following discussions and analysis of our plan of operations should be read in conjunction with our consolidated financial statements and accompanying notes, the audited financial statements of Boomerang and the Pro-Forma Financial Statements included elsewhere.

Our Liquidity and Capital Resources

Liquidity and Capital Resources

During the year ended September 30, 2007, we had a net gain of $24,120, which was a result from the sale of the assets of our wholly-owned subsidiary, Swingstation, Inc. This gain was slightly off set by the loss of $6,182 on the sale of our storage trailers.

During the year ended September 30, 2007, operating activities used net cash of $144,657 as a result of a net gain in the amount of $24,120 offset by depreciation in the amount $1,049, a non-cash expense and issuance of common stock in the amount of $10,000 for consulting, a non-cash expense. Changes in assets and liabilities increased cash resulting from a decrease in accounts receivable of $8,075, a decrease in inventory of $8,790 and a decrease in accounts payable of $175,986.

During the year ended September 30, 2007, financing activities provided net cash of $144,800 from additional borrowings.

Accordingly, during the year ended September 30, 2007, net cash increased by $3,143.

We estimate that we may require up to an additional $600,000 during the fiscal year ended September 30, 2008 to fund our current level of operations.

During January 2007, we sold in a private sale of our securities $150,000 principal amount of our 6% unsecured promissory notes due July 31, 2007. On July 31, 2007, we issued upon conversion of the notes an aggregate of 7,500,000 shares of Common Stock, or 500,000 shares for each $10,000 principal amount invested.

Further, in the event we engage in any further material transactions during the fiscal year ended September 30, 2008, it can be expected that it will require additional funds. At December 5, 2007, other than the merger and Private Placement, we had made no arrangements to obtain any funds or to engage in any such material transactions and there can be no assurance that such funds can be obtained. However, we believe we will be able to obtain such funds from further financings or sales of equity securities. The failure to obtain these funds may impair our ability to meet our business objectives. There can be no assurance that any financings undertaken will not result in further material dilution to our stockholders.

Boomerang’s Liquidity and Capital Resources

          Since its inception through September 30, 2007, Boomerang has received capital contributions of $1,617,410 from Holdings, the sole stockholder of Boomerang. Certain stockholders of Holdings have provided the funds to Holdings to enable it to make these capital contributions.

          Subsequent to September 30, 2007, Boomerang received a loan in the amount of $200,000 from a commercial bank bearing interest at 7.05% per annum and due on January 21, 2008. Certain stockholders of Holdings provided security to collateralize the loans.

          We expect to receive net proceeds of approximately $1,500,000 from the Private Placement. These funds will be used to meet the ongoing expenses of Boomerang and to repay indebtedness of ours and Boomerang in the aggregate amount of approximately $850,000, inclusive of accrued interest.

          Upon completion of the Merger, it is expected that Boomerang’s activities will be funded by capital we raise. While management is unable to determine such amounts definitively, depending upon the outcome of Boomerang’s marketing efforts, we believe that up to approximately $2,500,000 may be required through September 30, 2008 in connection with these activities. These funds are intended to be raised from the sale of our securities. However, we have made no arrangements with respect to raising this capital.

Our Results of Operations

Fiscal Year 2007 Compared With Fiscal Year 2006

          Our total revenues were $0 and $34,381 during the years ended September 30, 2007 and 2006, respectively. Except for the revenues recorded in the fiscal year 2006 in the amount of $34,381, and in the fiscal year 2007 of $0, we did not realize any material revenues from these activities.

          Cost of goods sold during the years ended September 30, 2007 and 2006, was $0 and $17,678, respectively.

          Other operations expenses were $197 during the year ended September 30, 2007 compared with $20,734 during the year ended September 30, 2006, for a decrease of $20,537. The decrease was primarily the result of the discontinued development costs and sale of our golf swing analysis system.

          General and administrative expenses were $108,786 during the year ended September 30, 2007 compared with $340,875 during the year ended September 30, 2006, for a decrease of $232,089 primarily as a result of the sale of a Swingstation system during the year ended September 30, 2007 and the expense incurred in year ended September 30, 2006 when we issued 500,000 pre-reverse split shares of our common stock to Greens Worldwide Inc. (“GRWW”) as compensation for marketing services.

          Depreciation and amortization was $1,049 during the year ended September 30, 2007 compared to $3,001 during the year ended September 30, 2006. The decrease of $1,952 was primarily the result of the furniture and fixtures being fully depreciated in the year ended September 30, 2007.

          Interest expense was $32,219 during the year ended September 30, 2007, compared with interest expense of $20,853 during the year ended September 30, 2006. The increase of $11,366 was the result from an increase in borrowings.

Fiscal Year 2006 Compared With Fiscal Year 2005

          Total revenues were $34,381 and $58,827 during the years ended September 30, 2006 and 2005, respectively. From April 2004 through October 2006, we were engaged in efforts to develop, manufacture, market and sell a video capture golf swing analysis system. Except for the revenues recorded in the fiscal year 2005 in the amount of $58,827, and in the fiscal year 2006 of $34,381, we did not realize any material revenues from these activities.

          Cost of goods sold during the years ended September 30, 2006 and 2005, was $17,678 and $16,528, respectively.

          Other operations expenses were $20,734 during the year ended September 30, 2006 compared with $188,437 during the year ended September 30, 2005, for a decrease of $167,703. The decrease was primarily the result of reduced development costs in connection with the development of our golf swing analysis system.

          General and administrative expenses were $340,875 during the year ended September 30, 2006 compared with $558,268 during the year ended September 30, 2005, for a decrease of $217,393 primarily as a result of a decrease primarily as a result of expenses incurred in issuing an aggregate of 1,262,000 shares of the Company’s common stock issued to the Company’s President, Theodore M. Swartwood, a former employee of the company, Geoffrey Clark, and a consultant to the Company, DataSync Engineering, as compensation for services.

Boomerang’s Results of Operations

          Boomerang was incorporated in December 2006. Through September 30, 2007, it realized no revenues and its activities have been devoted to raising capital, organizational matters, the structuring of its business plan and building prototypes of its automated parking and self-storage systems. Subsequent to September 30, 2007, Boomerang entered into an agreement to sell one automated storage system.

          Boomerang’s selling expenses of $104,747 since inception in December 2006 have included primarily expenses relating to advertising, travel and other marketing expenses. General and administrative expenses of $397,218 since inception primarily are the result of rent and administrative and other expenses. Research and development expenses of $1,120,719 since inception include the design, materials procurement and construction of the two prototype systems.

          At September 30, 2007, Boomerang had five full-time employees, of which two were engaged in sales and marketing activities, two were engaged in administrative activities, and one was engaged in design and development as well as administrative activities In addition, Boomerang employs at various times up to fifteenpersons on a part-time basis who perform primarily research, development and manufacturing activities.

LEGAL PROCEEDINGS

          Neither we nor Boomerang are parties to any pending legal proceedings.

MANAGEMENT OF OUR COMPANY FOLLOWING THE MERGER

          Following the completion of the Merger, our Directors and executive officers and their ages will be as follows:

Name	Title	Age

Stanley J. Checketts	Chief Executive Officer and Director	67
Christopher Mulvihill	President	37
Amichaim Abramson	Vice President	34
Joseph R. Bellantoni	Chief Financial Officer and Director	45
Guy Jardine	Vice President and Director	50
David Koffman	Director	48
Paul J. Donohue	Director	72

          Set forth below is information about each of the persons who will serve as our executive officers and Directors after the Merger.

          Mr. Checketts has been the Chief Executive Officer of S&S for more than the past five years. S&S is engaged in the design, development, marketing and sale of roller coasters and family thrill rides for the amusement industry and conducts its business activities both domestically and internationally.

          Mr. Mulvihill has been employed as Vice President, Sales and Marketing of Boomerang since January 2007. Prior thereto, from August 2005 to January 2007, he was employed by The Active Network, Inc. as the Director of Business Development for Golf. From January 2002 to July 2005, Mr. Mulvihill was employed by Tee Time King, Inc.

          Mr. Abramson has been an independent financial consultant from December 2005 to the present. From September 2004 to December 2005, he was an educator at the Solomon Schechter Day School of Essex and Union, in West Orange, New Jersey. From September 2001 to May 2006, he was a student at the Jewish Theological Seminary, New York, New York. Mr.

Abramson was Assistant Vice President, Corporate Finance, with Friedman, Billings, Ramsey & Co., Inc., Alexandria, Virginia from November 1997 to January 2001.

          Mr. Bellantoni has been President and a Director of our company since January 12, 2007. Mr. Bellantoni previously joined our company as a Director and Treasurer in April 1995. Mr. Bellantoni remained a Director until November 8, 2004 and Chief Financial Officer until September 22, 2005. Mr. Bellantoni also is employed by North Jersey Management Services, Inc., a private company providing accounting and financial record-keeping services.

          Since 1998, Mr. Jardine has been engaged as a private real estate developer. In 1998, Mr. Jardine sold his multi-location automobile maintenance and repair business to a national company. He has been semi-retired since that time.

          Since November 2002, Mr. Koffman has been the co-chief executive officer of HSK Industries, Inc., a family investment company. He has also been since June 2005 the Vice President of International Hospitality Associates, engaged in developing the La Concha and Condado Vanderbilt Hotels in San Juan, Puerto Rico. He is a Board Member of the Temple Beth Shalom Endowment Fund.

          Mr. Donohue is retired. He was formerly employed by Ballyowen Golf Club as a Pro Shop Manager from March 1997 through December 2001. Prior to working at Ballyowen, Mr. Donahue was employed as a Bank Examiner with the State of Florida in 1994 and from 1990 through 1993, he was employed by Midlantic Bank as a Vice President. He was elected a Director in 1995.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION FOLLOWING THE MERGER

          Following the Merger, our executive officers and Directors will be compensated as follows:

          It is intended that Mr. Checketts will receive compensation of $100,000 per year. Mr. Checketts, who will be our Chief Exective Officer following the Merger, has various real estate and other interests to which he will devote a portion of his time. He is also the Chief Executive Officer of S&S to which he will devote a portion of his time. Such activities are not expected to interfere with his full-time activities on our behalf.

          Mr. Christopher Mulvihill will be employed as our National Sales Manager pursuant to a five-year agreement whereby he will receive a commission of 3% of the gross sales of Boomerang’s products, with a non-refundable advance against commissions of $150,000 per year. Mr. Mulvihill will be our full-time employee.

          Messrs. Abramson and Bellantoni are not expected to receive cash compensation during the fiscal year ending September 30, 2008. In lieu of cash compensation, such persons were each granted options to purchase 350,000 post Reverse Split shares of our common stock exercisable for a term of ten years at a post Reverse Split exercise price of $0.90 per share. Messrs. Abramson and Bellantoni will devote such time to our business activities as is required and will not be our full-time employees.

          Mr. Jardine is expected to receive annual compensation of $78,000. Mr. Jardine will be our full-time employee.

          Other than automatic option grants under the terms of our 2004 Stock Incentive Plan, our non-employee Directors will receive no additional compensation.

COMMITTEES OF OUR BOARD OF DIRECTORS FOLLOWING THE MERGER

          Board of Directors. Our Board of Directors held one meeting during the year ended September 30, 2007. Each of our Directors participated in all of the meetings of the Board and of each committee of the board of which he is a member. In the opinion of our Board of Directors, Mr. Donahue is an independent director as defined under the rules relating to the NASDAQ Stock Market.

          Audit Committee. As of December 5, 2007, our Audit Committee consists of Mr. Donahue. The Audit Committee, among other things, meets with our independent accountants to review our accounting policies, internal controls and other accounting and auditing matters; approves the engagement of our independent accountants to render audit and non-audit services; and reviews the letter of engagement and statement of fees relating to the scope of the annual audit and special audit work which may be recommended or required by the independent accountants. Mr. Donohue, as the Audit Committee, met with our auditors four times during the year ended September 30, 2007.

          Our Audit Committee Charter, as adopted on September 23, 2004 was attached as Annex A to our Proxy Statement dated October 12, 2004 relating to our annual meeting of stockholders held November 8, 2004. The Charter describes the nature and scope of the duties and responsibilities of the Audit Committee.

          Our Board of Directors has determined that our Board does not have an Audit Committee Financial Expert serving on its Audit Committee. We do not have an Audit Committee Financial Expert serving on our Audit Committee because at this time the limited magnitude of our revenues and operations does not, in the view of our Board of Directors, justify or require that we obtain the services of a person having the attributes required to be an Audit Committee Financial Expert on our Board of Directors and Audit Committee. Our Board of Directors may in the future determine that a member elected to the Board in the future has the attributes to be determined to be an Audit Committee Financial Expert.

          Our Audit Committee discussed with our independent accountants the matters required to be discussed by SAS 61, as currently in effect, in connection with our audited September 30, 2007 financial statements. In addition, our Audit Committee received the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1 and discussed with our independent accountants the matter of their independence from us under Regulation S-X as adopted by the Securities and Exchange Commission. Based on the foregoing review and discussions, our Audit Committee recommended to our Board of Directors that our audited financial statements for the fiscal year ended September 30, 2007 be included in our Annual Report on Form 10-KSB for that year as filed with the Commission. Following the Merger, Messrs. Paul Donohue and David Koffman are expected to constitute our Audit Committee.

          Nominating Committee. We do not have a standing nominating committee. Our Board of Directors is of the view that because of the limited magnitude of our revenues and operations at this time, it is appropriate for us not to have a nominating committee. Each of our Directors has the opportunity to participate in the consideration of nominees for election as Directors. Our Board has not adopted any specific policies regarding whether it will consider candidates recommended by security holders, minimum qualifications for nominees for election or processes for identifying and evaluating nominees. Our Board of Directors has not adopted a charter for a nominating committee.

          Compensation Committee. Our Board of Directors has not appointed a standing compensation committee. Our full Board of Directors acts on matters involving the compensation of our executive officer and employees and the grant of options under our option plans. Executive officers who are Directors whose compensation is being considered do not participate in board or committee actions regarding their compensation. Our Board of Directors seeks to assure that our executive officers are adequately and fairly compensated and that their compensation is competitive with other similar-sized companies in our industry and, at the same time, reflects their individual performance and responsibilities. To date, our Board has compensated executive officers primarily through the payment of salaries or the grant of options or shares of common stock. We do not have any employment agreements with our executive officers.

          Rights of Representation on the Board of Directors. Under the terms of our Agency Agreement with Swartwood, Hesse Inc. relating to the sale of our securities in the Private Placement, Swartwood, Hesse Inc. has the right to designate one person as a nominee for election as a Director of our company. Mr. Donohue is currently serving as the designee of Swartwood Hesse, Inc., our placement agent in our Private Placement.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1996

With the exception of historical matters, the matters discussed in this Information Statement are “forward-looking statements” as defined under the Securities Exchange Act of 1934, as amended which involve risks and uncertainties. We intend that the forward-looking statements in this Information Statement be covered by the safe-harbor provisions for forward-looking statements contained in the Securities Exchange Act of 1934, as amended, and this statement is included for the purpose of complying with these safe-harbor provisions. Forward-looking statements include, but are not limited to, our ability to complete the Merger and related transactions on any terms whatsoever, the ability of management to integrate and operate the combined companies successfully, our ability following the Merger to successfully market the Boomerang products and achieve material revenues and growth, our ability to establish successfully an on-going management structure, and our ability to raise additional capital when needed on terms acceptable to management.

Such forward-looking statements also relate to the parties’ abilities to fulfill all the pre-conditions to the completion of the Merger. The inability of the parties to meet these pre-conditions or requirements could prevent us from completing the proposed merger with Boomerang. Additionally, there can be no assurance that the completion of the merger transaction will result in us having successful business activities or that the operations of our two companies can be successfully combined and operated. There can be no assurance that the combined companies can be successfully managed after the completion of the transaction or that there will be adequate management available for that purpose. Many factors may adversely affect the future operations of Boomerang, including the possibility that it will be unable to achieve material revenues, that it will be unable to market its automated systems profitably, or that other companies with significantly larger staffs, revenues and assets may not compete with Boomerang and limit the ability of Boomerang to market its systems. Important factors that could cause us to be unable to meet our goals and objectives are also described in our periodic filings with the Securities and Exchange Commission, including our annual report on Form 10-KSB and quarterly reports on Form 10-QSB.

DESCRIPTION OF CAPITAL STOCK

          As of the date of this Information Statement, our authorized capital stock consists of 25,000,000 shares of Common Stock, $0.001 par value per share, and 1,000,000 shares of Preferred Stock, $0.01 par value per share. Giving effect to the Amendments, our authorized capital stock will consist of 35,000,000 shares of Common Stock, $0.001 par value per share, and 1,000,000 shares of Preferred Stock, $0.01 par value per share.

         The following is a summary of the material provisions of our capital stock.

COMMON STOCK

          Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because holders of Common Stock do not have cumulative voting rights, the holders of a majority of the shares of Common Stock can elect all of the members of the Board of Directors standing for election. The holders of Common Stock are entitled to receive dividends as may be declared by the Board of Directors. Upon our liquidation, dissolution or winding up, and subject to any prior rights of outstanding Preferred Stock, the holders of our Common Stock will be entitled to share pro rata in the distribution of all of our assets available for distribution to our stockholders after satisfaction of all of our liabilities and the payment of the liquidation preference of any Preferred Stock that may be outstanding. There are no redemption or sinking fund provisions applicable to our Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable. The holders of our Common Stock will have no preemptive or other subscription rights to purchase our Common Stock.

PREFERRED STOCK

          Upon adoption of the Amendments and the filing of the certificate of amendment with the Delaware Secretary of State, our Board of Directors will have the authority to issue up to 1,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions of the Preferred Stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking funds and other rights, preferences, privileges and restrictions applicable to each series and the number of shares constituting any series or the designation of the series, which may be senior to those of the Common Stock, without further vote or action by the stockholders. We have no present plans to issue any shares of Preferred Stock.

          Immediately following the effectuation of the Reverse Split as described previously, we will have approximately 1,157,029 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

          Under SEC rules, stockholders intending to present a proposal at the Annual Meeting in 2008 and have it included in our proxy statement must submit the proposal in writing to Secretary, Digital Imaging Resources, Inc., 355 Madison Avenue, Morristown, New Jersey 07960. We must receive the proposal no later than a reasonable time before the date of our meeting.

WHERE YOU CAN FIND MORE INFORMATION

          Additional information about us is contained in our periodic and current reports filed with the U.S. Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission, may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

INCORPORATION BY REFERENCE

          Certain information we file with the Securities and Exchange Commission in other documents is incorporated by reference into this Information Statement.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this Information Statement.  We incorporate by reference into this Information Statement our audited financial statements included in response to Item 7 of our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007 filed with the Securities and Exchange Commission on December 4, 2007.

By Order of the Board of Directors:

/s/	Joseph R. Bellantoni
President
December ______, 2007

EXHIBIT A
CERTIFICATE OF AMENDMENT TO
THE RESTATED CERTIFICATE OF INCORPORATION OF DIGITAL IMAGING RESOURCES, INC.

          A new Article Eleventh of the Certificate of Incorporation reading as follows shall be added thereto: “ELEVENTH: That each fifteen (15) shares of previously authorized Common Stock issued and outstanding immediately prior to the effective date of this Certificate of Amendment shall, upon the effective date of this Certificate of Amendment pursuant to the DGCL, without the necessity of any further action, automatically be combined into and immediately represent one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation, par value $0.001 per share. The Corporation shall not issue fractional shares with respect to the combination. Any fractional share that would otherwise be issued will be rounded up to the next whole share.”

EXHIBIT B
AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
OF DIGITAL IMAGING RESOURCES, INC.

RESOLVED, that Article Fourth of the Certificate of Incorporation of this corporation be hereby amended to read in its entirety as follows:

          “FOURTH: The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is Thirty-Six Million (36,000,000) shares, of which Thirty-Five Million (35,000,000) shares, of a par value of $.001 per share, shall be designated “Common Stock”, and One Million (1,000,000) shares, of a par value of $.01 per share, shall be designated “Preferred Stock.”

                    The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of the Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                    The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (a)      the distinctive designation and number of shares of that series;

          (b)      the rate of dividends (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the Corporation;

          (c)      the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;

          (d)      whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);

          (e)      the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the Corporation;

          (f)      the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

          (g)      whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the Corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (h)      the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights required by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

          (i)      the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

          (j)      any other repurchase obligations of the Corporation, subject to any limitations of applicable law; and

          (k)      any other designations, powers, preferences, rights, qualifications, limitations or restrictions of shares of that series.

                    Any of the designations, powers, preferences, rights, qualifications, limitations or restrictions of any series of Preferred Stock may be dependent on facts ascertainable outside this Certificate of Incorporation, or outside the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the Board of Directors pursuant to authority expressly vested in it by this Certificate of Incorporation. Except as applicable law or this Certificate of Incorporation otherwise may require, the terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or any class of capital stock of the Corporation.

                    The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Division A of this Article FOURTH, and the consent, by class or series vote or otherwise, of holders of Preferred Stock of such series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock, whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of holders of at least a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of shares of any or all other series of Preferred Stock.

                    Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided in the relative powers, preferences and rights of such series.”